Exhibit 99.1


For:     Immediate Release                       Contact: Larry Lentych
         July 29, 2004                                    574 235 2702

                                                          Andrea Short
                                                          574 235 2348


             1ST SOURCE CORPORATION UP 85.88 PERCENT IN 2ND QUARTER,
                          INCREASED DIVIDEND ANNOUNCED


         South Bend, IN -- 1st Source Corporation (Nasdaq:SRCE), parent company of 1st Source Bank, today reported net income of $8.72 million for the second quarter of 2004, up 85.88 percent over the $4.69 million reported in the second quarter of 2003. During the first six months of 2004, net income for 1st Source Corporation was $13.80 million, a 50.79 percent increase over the $9.15 million reported for the same period in 2003.
         Diluted net income per common share for the second quarter of 2004 amounted to $0.42, up 90.91 percent compared with $0.22 reported in the second quarter of 2003. Diluted net income per share for the first two quarters of 2004 was $0.66, an increase of 53.49 percent over the $0.43 reported in the same period a year ago.
          Earnings for the second quarter of 2004 represent a return on average common shareholders' equity of 11.03 percent, as compared to 5.95 percent for the second quarter of 2003. Return on average total assets for the second quarter of 2004 was 1.08 percent versus 0.57 percent reported in the second quarter of 2003.
         Christopher J. Murphy III, Chairman and Chief Executive Officer, reported that at the July meeting, the Board of Directors approved an increase in the cash dividend for the second quarter to $0.11 per share from $0.10 per share last quarter. This is a 10.00 percent increase from the previous quarter's dividend and a 22.22 percent increase over the second quarter dividend of 2003. The increased cash dividend is reflective of the improving performance of the company and will be payable on August 16, 2004, to shareholders of record August 9, 2004.
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1st Source Corporation
July 29, 2004

         Mr. Murphy commented, "1st Source's financial performance continues to improve. We have worked diligently to strengthen our credit quality which has shown steady progress over the past year. We are still affected by decreased interest margins and volatility in the valuation of our mortgage servicing rights portfolio, but this quarter that volatility had a positive effect."
         Murphy concluded, "We have also continued to look for opportunities to grow our customer base and opened a new banking center on South Bend's south side in April. We continue to review and upgrade our systems and processes to help us provide outstanding customer service and better manage our businesses."
         1st Source's reserve for loan losses as of June 30, 2004 was 3.14 percent of total loans compared to 3.22 percent at the end of the first quarter of 2004 and 3.01 percent for the second quarter a year ago. 1st Source's provision for loan losses was $0.48 million this quarter compared to $4.90 million for the second quarter of 2003. Net charge-offs were $0.48 million for the second quarter 2004 compared to $6.48 million for the second quarter of 2003. The ratio of nonperforming assets to net loans and leases was 1.22 percent on June 30, 2004, compared to 2.65 percent on June 30, 2003.
         Tax-equivalent net interest income was $26.02 million for the second quarter of 2004, down 5.41 percent from 2003's second quarter. The net interest margin was 3.45 percent for the second quarter of 2004 versus 3.66 percent for the same period in 2003. For the first six months of 2004, tax-equivalent interest income was $52.49 million compared to $54.82 million for the first six months of 2003, a decrease of 4.24 percent. The net interest margin was 3.49 percent for the six months ending June 30, 2004, versus 3.69 percent for the same period in 2003.
         Noninterest income for the second quarter of 2004 was $20.22 million, down 7.74 percent from the second quarter of 2003. In the second quarter, equipment rental income decreased due to the shrinkage of the operating lease portfolio, while other income decreased with the elimination of securitization income, as 1st Source no longer securitizes any of its loan portfolio. Trading security income also declined in the second quarter. Mortgage banking income increased in the second quarter of 2004 compared to a year ago as mortgage servicing
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1st Source Corporation
July 29, 2004

rights impairment recoveries of $3.78 million offset both a reduction in mortgage origination volume and reduced gains on the sale of mortgage loans into the secondary market.
         For the first six months of 2004, noninterest income was $34.24 million, down 18.39 percent from 2003. Significant items affecting comparability between six month periods included decreased income from mortgage banking, equipment rental, securitization and securities trading.
         Noninterest expense was $31.95 million for the second quarter of 2004, compared with $37.28 million for the second quarter of 2003. For the first six months, noninterest expense was $64.29 million, compared with $72.08 million for the same period in 2003. In general, noninterest expense improvements in 2004 reflect decreases in salaries and employee benefits expense, depreciation on leased equipment, and loan collection and repossession expenses partially offset by an increase in professional fees which are included in other expense.
         As of June 30, 2004, the 1st Source common equity-to-assets ratio was
9.50 percent compared to 9.63 percent a year ago. Common shareholders' equity was $314.94 million, down 0.70 percent from the $317.17 million a year ago, due to the repurchase of 103,733 shares of common stock and a decrease of $10.51 million in accumulated other comprehensive income. The decrease in accumulated other comprehensive income was a result of changes in unrealized gain or loss on securities in the available-for-sale portfolio. Total assets at the end of the second quarter of 2004 were $3.32 billion, up 0.63 percent from the same time last year. Total deposits were down 9.79 percent and total loans were up 6.27 percent over the comparable figures at the end of the second quarter of 2003.
         1st Source is the largest locally controlled financial institution headquartered in the northern Indiana-southwestern Michigan area. While delivering a comprehensive range of consumer and commercial banking services, 1st Source Bank has distinguished itself with highly personalized services. 1st Source Bank also competes for business nationally by offering specialized financing services for private and cargo aircraft, automobiles for leasing and rental agencies, medium and heavy duty trucks, construction and environmental equipment. The
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1st Source Corporation
July 29, 2004

Corporation includes 61 banking centers in 15 counties, 6 Trustcorp Mortgage offices in Indiana, Ohio and Michigan, and 22 locations nationwide for the 1st Source Bank Specialty Finance Group. With a history dating back to 1863, 1st Source Bank has a tradition of providing superior service to customers while playing a leadership role in the continued development of the communities in which it serves.
         1st Source may be accessed on its home page at "www.1stsource.com." Its common stock is traded on the Nasdaq stock market under "SRCE" and appears in the National Market System tables in many daily newspapers under the code name "1st Src." Marketmakers in 1st Source common shares are Citigroup Global Markets, Inc.; FTN Midwest Research Securities; Goldman, Sachs & Company; Keefe, Bruyette & Woods, Inc.; NatCity Investments, Inc.; Prudential Equity Group, Inc.; RBC Capital Markets; Sandler O'Neill & Partners; Schwab Capital Markets; Stifel, Nicolaus & Company, Incorporated.; and William Blair & Company.
         A portion of 1st Source's fixed and floating rate cumulative trust preferred securities are traded on the Nasdaq stock market under the symbols "SRCEP" and "SRCEO," respectively. The rate on the fixed rate securities is 9.0 percent and the rate for the third quarter 2004 on the floating rate securities is 3.63 percent. Marketmakers in those securities are Howe, Barnes Investments, Inc.; Schwab Capital Markets; and Stifel, Nicolaus & Company, Incorporated.
         Except for historical information contained herein, the matters discussed in this document express "forward-looking statements." Generally, the words "believe," "expect," "intend," "estimate," "anticipate," "project," "will" and similar expressions indicate forward-looking statements. Those statements, including statements, projections, estimates or assumptions concerning future events or performance, and other statements that are other than statements of historical fact, are subject to material risks and uncertainties. 1st Source cautions readers not to place undue reliance on any forward-looking statements, which speak only as of the date made. 1st Source may make other written or oral forward-looking statements from time to time. Readers are advised that various important factors could cause 1st Source's actual results or circumstances for future periods to differ materially from those anticipated or projected in such forward-looking statements. Such factors, among others, include changes in laws, regulations or U. S. generally accepted accounting principles; 1st Source's competitive position
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1st Source Corporation
July 29, 2004

within its markets served; increasing consolidation within the banking industry; unforeseen changes in interest rates; unforeseen downturns in the local, regional or national economies or in the industries in which 1st Source has credit concentrations; and other risks discussed in 1st Source's filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K, which filings are available from the SEC. 1st Source undertakes no obligation to publicly update or revise any forward-looking statements.
                                       # #

1ST SOURCE CORPORATION
2ND QUARTER 2004 FINANCIAL HIGHLIGHTS
(Unaudited-Dollars in thousands, except per share data)

                                                                   THREE MONTHS ENDED                       SIX MONTHS ENDED
                                                                          JUNE                                  JUNE
                                                                   2004              2003                2004           2003
                                                               --------------------------------    -----------------------------
END OF PERIOD BALANCES

    Assets                                                                                         $   3,315,249   $  3,294,473
    Loans                                                                                              2,230,429      2,098,788
    Deposits                                                                                           2,384,863      2,643,744
    Reserve for loan losses                                                                               70,045         63,194
    Intangible assets                                                                                     24,904         27,034
    Common shareholders' equity                                                                          314,936        317,172

AVERAGE BALANCES

    Assets                                                    $     3,257,795   $       3,299,570  $  3,254,177    $  3,286,796
    Earning assets                                                  3,030,244           3,013,449     3,023,187       2,995,225
    Investments                                                       737,900             670,172       739,352         663,215
    Loans                                                           2,191,348           2,112,247     2,195,194       2,131,930
    Deposits                                                        2,432,125           2,625,320     2,422,959       2,604,273
    Interest bearing liabilities                                    2,489,900           2,500,962     2,501,970       2,508,611
    Common shareholders' equity                                       317,805             315,933       317,688         313,887

INCOME STATEMENT DATA

    Net interest income                                       $        25,334   $          26,740  $     51,096    $     53,296
    Net interest income - FTE                                          26,015              27,504        52,490          54,816
    Provision for loan losses                                             482               4,901           583          10,451
    Noninterest income                                                 20,221              21,918        34,240          41,957
    Noninterest expense                                                31,945              37,275        64,287          72,077
    Net income                                                          8,718               4,690        13,797           9,150

PER SHARE DATA

    Basic net income per common share                         $         0.42    $           0.22   $       0.67    $       0.43
    Diluted net income per common share                                 0.42                0.22           0.66            0.43
    Cash dividends per common share                                    0.100               0.090          0.200           0.180
    Book value per common share                                        15.26               15.05          15.26           15.05
    Market value - High                                               25.500              19.500         25.500          19.500
    Market value - Low                                                20.350              12.570         20.350          12.570
    Basic weighted average common shares outstanding              20,700,516          21,071,946     20,713,775      21,036,329
    Diluted weighted average common shares outstanding            20,969,669          21,407,824     20,993,471      21,368,940

KEY RATIOS

    Return on average assets                                            1.08 %              0.57 %         0.85 %          0.56 %
    Return on average common shareholders' equity                      11.03                5.95           8.73            5.88
    Average common shareholders' equity to average assets               9.76                9.57           9.76            9.55
    End of period tangible common equity to tangible assets             8.81                8.88           8.81            8.88
    Net interest margin                                                 3.45                3.66           3.49            3.69
    Efficiency:  expense to revenue                                    66.20               72.18          71.08           70.95
    Net charge-offs to average loans                                    0.09                0.67           0.05            0.61
    Loan loss reserve to loans                                          3.14                3.01           3.14            3.01
    Nonperforming assets to loans and leases                            1.22                2.65           1.22            2.65

ASSET QUALITY

    Loans past due 90 days or more                                                                 $        164    $        289
    Nonaccrual loans                                                                                     22,210          41,930
    Other real estate                                                                                     2,184           3,213
    Repossessions                                                                                         3,222          12,583
    Equipment owned under operating leases                                                                  118             168
    Total nonperforming assets                                                                           27,898          58,183


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

1ST SOURCE CORPORATION
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(Unaudited-Dollars in thousands)
                                                     June 30, 2004     June 30, 2003
                                                    ---------------  ---------------
ASSETS
Cash and due from banks                                $    82,131      $   122,422
Federal funds sold and
   interest bearing deposits with other banks                1,169           61,351
Investment securities, available-for-sale
     (amortized cost of $791,019 and $676,431
     at June 30, 2004 and 2003, respectively)              782,525          684,926

Trading account securities                                   4,516           13,303

Mortgages held for sale                                     66,296          125,724

Loans, net of unearned discount:
  Commercial and agricultural loans                        426,933          427,760
  Auto, light truck and environmental equipment            269,583          277,477
  Medium and heavy duty truck                              229,867          209,235
  Aircraft financing                                       445,340          288,110
  Construction equipment financing                         213,609          270,582
  Loans secured by real estate                             551,058          527,047
  Consumer loans                                            94,039           98,577
                                                    ---------------  ---------------
Total loans                                              2,230,429        2,098,788
Reserve for loan losses                                    (70,045)         (63,194)
                                                    ---------------  ---------------
Net loans                                                2,160,384        2,035,594

Equipment owned under operating leases
     (net of accumulated depreciation)                      56,186           80,135
Net premises and equipment                                  37,490           39,376
Accrued income and other assets                            124,552          131,642
                                                    ---------------  ---------------
Total assets                                           $ 3,315,249      $ 3,294,473
                                                    ===============  ===============

LIABILITIES
Deposits:
  Noninterest bearing                                  $   384,302      $   444,705
  Interest bearing                                       2,000,561        2,199,039
                                                    ---------------  ---------------
Total deposits                                           2,384,863        2,643,744

Federal funds purchased and securities
  sold under agreements to repurchase                      411,812          172,586
Other short-term borrowings                                 71,760           35,707
Long-term debt and
  mandatorily redeemable securities                         22,901           17,253
Subordinated notes                                          56,444           54,750
Accrued expenses and other liabilities                      52,533           53,261
                                                    ---------------  ---------------
Total liabilities                                        3,000,313        2,977,301

SHAREHOLDERS' EQUITY
Preferred stock; no par value                                    -                -
Common stock; no par value                                   7,578            7,578
Capital surplus                                            214,001          214,001
Retained earnings                                          110,199           95,855
Cost of common stock in treasury                           (11,603)          (5,535)
Accumulated other comprehensive (loss)/income               (5,239)           5,273
                                                  ---------------  ---------------
Total shareholders' equity                                 314,936          317,172
                                                    ---------------  ---------------
Total liabilities and shareholders' equity             $ 3,315,249      $ 3,294,473
                                                    ===============  ===============


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


1ST SOURCE CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited - Dollars in thousands)


                                                  Three Months Ended         Six Months Ended
                                                       June 30,                  June 30,
                                                  2004         2003          2004        2003
                                                ---------  -----------    ---------   ---------
Interest income:
  Loans                                         $ 31,904      $ 36,103     $ 64,358    $ 72,713
  Investment securities, taxable                   4,106         4,710        8,395       9,244
  Investment securities, tax-exempt                1,258         1,445        2,575       2,880
  Other                                               46           295          111         445
                                                ---------  ------------   ----------  ----------
Total interest income                             37,314        42,553       75,439      85,282

Interest expense:
  Deposits                                         9,597        13,187       19,420      26,958
  Short-term borrowings                            1,283         1,498        2,540       2,762
  Subordinated notes                                 962           941        1,923       1,881
  Long-term debt and
    mandatorily redeemable securities                138           187          460         385
                                                ---------  ------------   ----------  ----------
Total interest expense                            11,980        15,813       24,343      31,986
                                                ---------  ------------   ----------  ----------
Net interest income                               25,334        26,740       51,096      53,296
Provision for loan losses                            482         4,901          583      10,451
                                                ---------  ------------   ----------  ----------
Net interest income after
  provision for loan losses                       24,852        21,839       50,513      42,845

Noninterest income:
  Trust fees                                       3,140         2,736        6,230       5,376
  Service charges on deposit accounts              4,115         3,922        7,821       7,646
  Mortgage banking income                          6,187         5,176        5,345       9,342
  Equipment rental income                          4,927         6,455       10,751      13,226
  Other income                                     1,890         3,904        4,383       6,922
  Investment securities
    and other investment losses                      (38)         (275)        (290)       (555)
                                                ---------  ------------   ----------  ----------
Total noninterest income                          20,221        21,918       34,240      41,957
                                                ---------  ------------   ----------  ----------
Noninterest expense:
  Salaries and employee benefits                  15,866        18,290       31,620      35,537
  Net occupancy expense                            1,725         1,785        3,558       3,649
  Furniture and equipment expense                  2,697         2,677        5,281       5,318
  Depreciation - leased equipment                  3,883         5,050        8,419      10,408
  Supplies and communication                       1,451         1,558        2,883       3,069
  Loan collection and repossession expense           821         3,695        1,876       5,566
  Other expense                                    5,502         4,220       10,650       8,530
                                                ---------  ------------   ----------  ----------
Total noninterest expense                         31,945        37,275       64,287      72,077
                                                ---------  ------------   ----------  ----------
Income before income taxes                        13,128         6,482       20,466      12,725
Income taxes                                       4,410         1,792        6,669       3,575
                                                ---------  ------------   ----------  ----------
Net Income                                      $  8,718      $  4,690     $ 13,797    $  9,150
                                                =========  ============   ==========  ==========

The Nasdaq Stock Market National Market Symbol: "SRCE" (CUSIP #336901 10 3) Please contact us at shareholder@1stsource.com

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